Williams & Webster, P.S.
               Certified Public Accountants & Business Consultants
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Board  of  Directors
Reese  Corp.
Vancouver,  BC

                LETTER RE: UNAUDITED INTERIM FINANCIAL STATEMENT
                ------------------------------------------------
                                  INFORMATION
                                  -----------

Re:  Registration Statement Number 333-113296 on Form SB-2.

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated February 17, 2004, related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the ?Act?), such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant, within the meaning of sections 7 and 11 of the Act.


/s/  Williams  &  Webster,  P.S.

Williams  &  Webster,  P.S.
Spokane,  Washington

April 22, 2004


  Members of Private Companies Practice Section, SEC Practice Section, AICPA and
                                      WSCPA
   Bank of America Financial Center - 601 W. Riverside, Suite 1940 - Spokane, WA
                                      99201
      Phone (509) 838-5111 - Fax (509) 838-5114 - www.williams-webster.com